UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2020 (April 1, 2020)

TARGET HOSPITALITY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38343	98-1378631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Buckthorne Place, Suite 440

The Woodlands, TX 77380-1775

(Address, including zip code, of principal executive offices)

800-832-4242

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	The Nasdaq Capital Market
Warrants to purchase common stock	THWWW	The Nasdaq Capital Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

As a result of the recent volatility in the global financial and commodity markets created by the COVID-19 pandemic, Target Hospitality Corp. (the “Company”) has implemented measures to reduce the Company’s ongoing cash expenses. Consistent with that goal, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved the Salary Reduction Equity Award Program (the “Salary Program”), effective April 1, 2020.

Pursuant to the Salary Program, the Company will reduce the base salary paid to the following named executive officers for the period between April 1, 2020 and December 31, 2020:

Name	Title	Salary Reduction	Pay Rate*
Eric T. Kalamaras	Chief Financial Officer	20%	$415,000
Troy C. Schrenk	Chief Commercial Officer	20%	$200,000
Heidi D. Lewis	Executive Vice President, General Counsel, and Secretary	15%	$325,000
Jason P. Vlacich	Chief Accounting Officer	15%	$300,000

*       Base Salary - excludes any bonus or commissions

In addition to the individuals listed above, as previously disclosed and pursuant to his employment agreement, the Company's President and Chief Executive Officer, James B. Archer, receives and will continue to receive 100% of his base salary in the form of RSUs.

On April 1, 2020 and as contemplated by the Salary Program, the Company awarded restricted stock units (“RSUs”) pursuant to the Target Hospitality Corp. 2019 Incentive Award Plan (the “Plan”) to each participant in the Salary Program. The number of RSUs granted was equal to (x) the reduced compensation amount that would have been paid during the remaining nine calendar months, divided by (y) the 10-day volume-weighted average price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), prior to and including the grant date. The RSUs will ratably vest on the first of every month (with the exception of April, for administrative purposes that will be April 15) through December 2020. Shares received upon settlement of RSUs granted under the Salary Program will not be subject to any sale restrictions that would otherwise apply under the Company’s ownership guidelines; however, the provisions of the Company’s Securities Trading Policy will continue to apply to such shares.

Each of the participants consented to the reduction of his or her base salary for the period between April 1, 2020 and December 31, 2020 and agreed that such reduction did not constitute “Good Reason” within the meaning of each named executive officer’s employment agreement. A copy of the form of award agreement for the RSUs issued pursuant to the Salary Program, including consent to the base salary reduction, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

Concurrent with the approval of the Salary Program, the Compensation Committee approved the Director Retainer Reduction Equity Award Program (the “Director Retainer Program”), effective April 1, 2020. Pursuant to the Director Retainer Program, the Company will reduce the cash retainer paid to non-employee directors by 20%.

On April 1, 2020 and as contemplated by the Director Retainer Program, the Company awarded RSUs pursuant to the Plan to each participant in the Director Retainer Program. The number of RSUs granted was equal to (x) the reduced retainer amount that would have been paid during the remaining three quarters, divided by (y) the 10-day volume-weighted average price of the Common Stock prior to and including the grant date. The RSUs will ratably vest on June 30, September 30 and December 31, 2020. Shares received upon settlement of RSUs granted under the Director Retainer Program will not be subject to any sale restrictions that would otherwise apply under the Company’s ownership guidelines; however, the provisions of the Company’s Securities Trading Policy will continue to apply to such shares.

A copy of the form of award agreement for the RSUs issued pursuant to the Director Retainer Program is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Form of Restricted Stock Unit Agreement (Executives – 2020 Salary Reduction)
10.2	Form of Restricted Stock Unit Agreement (Non-Employee Directors – 2020 Retainer Reduction)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: April 2, 2020		Name: Heidi D. Lewis
Title: Executive Vice President, General Counsel and Secretary